SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549



                                 FORM 8-K

                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934

                               July 25, 2003
             Date of Report (Date of earliest event reported)


                        Atlantic Security Limited
          (Exact name of registrant as specified in its charter)



                                Florida
          (State or other jurisdiction of incorporation)


   000-28835                                        65-0963962
(Commission File Number)                (IRS Employer Identification No.)


                              Glyme House
                           St. John's Street
                         Bicester, Oxfordshire
                               OX2 6SL
                (address of principal executive offices)


                            00 44 1869 242378
         (Registrant's telephone number, including area code)

     (Former name and former address, if changed since last report.)

Item 4.  Changes in Registrant's Certifying Accountant.

(a) Previous Independent Auditors:

(i) Robert Jarkow, CPA ("Jarkow") was dismissed as the independent auditor for the Company on July 22,2003 based upon the merger of the Company with Atlantic Security Limited.

(ii) Jarkow's reports on the financial statements of the Company for the fiscal years ended December 31,2002 and 2001 and through March 31, 2003 contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii) The Company's Board of Directors approved the change in accountants.

(iv) For the fiscal years ended December 31, 2002 and 2001 and through July 22, 2003, there has been no disagreement between the Company and Jarkow, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Jarkow would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

(v) During the fiscal years ended December 31 2002 and 2001 and through July 22,2003 (the date the relationship ended with the former accountant), the Company has not been advised of any matters describer in Regulation S-B, Item 304(a)(1)(B).

(b) New Independent Accountants.

(i) The Company engaged Webb & Company P.A., 1525 Arezzo Circle, Boynton Beach, Florida, 33436 ("Webb"), as its new independent accountants as of July 25, 2003. Prior to such date the Company did not consult with Webb regarding
(i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Jarkow, or (iii) any other matter that was subject of a disagreement between the Company and its former auditor as described in
Item 304(a)(1)(iv) of Regulation S-B.

Item 7.  Financial Statements and Exhibits

(a) Not Applicable
(b) Not Applicable
(c) Letter from Robert Jarkow, CPA

SIGNATURES

Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date: August 6, 2003          Atlantic Security Limited


                            By: /s/ Terence Sulivan
                                -------------------------
                                Terence Sulivan
                                President